Exhibit 99.1

            UNANIMOUS CONSENT MINUTES OF THE BOARD OF
            OF DIRECTORS OF PCS EDVENTURES!.COM, INC.


     The undersigned, constituting all of the members of the Board of Directors of PCS Edventures!.Com, Inc., hereby adopt, ratify and approve unanimously the following corporate action to authorize a change in the Corporation's Bylaws:

     RESOLVED, that Article II, Section 1   Annual Meeting of the Second
Amended Bylaws is amended as follows:

     The annual meeting of the shareholders shall be held between June 15 and September 30 of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     DATED this 29th day of August, 2006.

                                   /s/Anthony A. Maher
                                   Anthony A. Maher
                                   Chairman

                                   /s/Donald J. Farley
                                   Donald J. Farley
                                   Secretary

                                   /s/Cecil D. Andrus
                                   Cecil D. Andrus

                                   /s/Michael K. McMurray
                                   Michael K. McMurray